UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 17, 2021

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900

Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 740-5600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2021, Primoris Services Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters (the “Underwriters”), in connection with a public offering (the “Offering”), pursuant to which the Company agreed to issue and sell 4,500,000 shares of common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), plus an additional 675,000 shares that may be sold pursuant to an option granted to the Underwriters. The Shares were offered and sold at a public offering price of $35.00 per Share. The Offering is expected to close on March 22, 2021, subject to customary closing conditions.

The estimated net proceeds from the Offering were approximately $150 million, after underwriting discount but before estimated offering expenses payable by the Company.

This Offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-248535) and prospectus and a related preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, for a period of 90 days after the date of the Underwriting Agreement, the Company and, for a period of 60 days after the date of the Underwriting Agreement, its executive officers and directors have agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, without the prior written consent of the Underwriters.

The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 17, 2021, among Primoris Services Corporation, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: March 18, 2021	By:	/s/ Kenneth M. Dodgen
	Name:	Kenneth M. Dodgen
	Title:	Executive Vice President, Chief Financial Officer